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                                                                     EXHIBIT 4.4

                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE, dated as of December 20, 2002, among GRANT PRIDECO, INC., a Delaware corporation ("Grant Prideco"), and GRANT PRIDECO ESCROW CORP., a Delaware corporation ("Grant Prideco Escrow Corp."), and XL SYSTEMS INTERNATIONAL, INC., a Delaware corporation, GP EXPATRIATE SERVICES, INC., a Delaware corporation, GRANT PRIDECO HOLDING, LLC, a Delaware limited liability company, XL SYSTEMS, L.P., a Texas limited partnership, GRANT PRIDECO, L.P., a Delaware limited partnership, PLEXUS DEEPWATER TECHNOLOGIES LTD., a Texas limited partnership, GRANT PRIDECO PC COMPOSITES HOLDINGS, LLC, a Delaware limited liability company, STAR OPERATING COMPANY, a Delaware corporation, TA INDUSTRIES, INC., a Delaware corporation, TUBE ALLOY CAPITAL CORPORATION, a Texas corporation, TUBE ALLOY CORPORATION, a Louisiana corporation, TEXAS ARAI, INC., a Delaware corporation, INTELLIPIPE, INC., a Delaware corporation, GRANT PRIDECO MARINE PRODUCTS AND SERVICES INTERNATIONAL INC., a Delaware corporation, REED-HYCALOG INTERNATIONAL HOLDING, LLC, a Delaware limited liability company, REED-HYCALOG NORWAY, LLC, a Delaware limited liability company, REED-HYCALOG COLOMBIA, LLC, a Delaware limited liability company, GRANT PRIDECO USA, LLC, a Delaware limited liability company, GP USA HOLDING, LLC, a Delaware limited liability company, GRANT PRIDECO FINANCE, LLC, a Delaware limited liability company, GRANT PRIDECO EUROPEAN HOLDING LLC, a Delaware limited liability company, and REED-HYCALOG RUSSIA LLC, a Delaware limited liability company (each a "Guarantor" and collectively, the "Guarantors"), and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH:

         WHEREAS, Grant Prideco Escrow Corp. and the Trustee heretofore executed and delivered an Indenture, dated as of December 4, 2002 (as heretofore amended and supplemented, the "Indenture"), providing for the issuance of the 9% Senior Notes due 2009 (the "Securities") (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

         WHEREAS, in connection with the consummation of Grant Prideco's acquisition of Reed-Hycalog, Grant Prideco Escrow Corp. will merge (the "Merger") with and into Grant Prideco;

         WHEREAS, Section 5.02 of the Indenture provides that upon the execution and delivery by Grant Prideco to the Trustee of this Supplemental Indenture, Grant Prideco shall be the successor Company under the Indenture and the Securities and shall succeed to, and be substituted for, and may exercise every right and power of, Grant Prideco Escrow Corp. under the


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                                      -2-

Indenture and the Securities and Grant Prideco Escrow Corp. shall be discharged from all obligations and covenants under the Indenture and the Securities;

         WHEREAS, Section 8.02 of the Indenture provides that upon execution and delivery by each of the Guarantors to the Trustee of this Supplemental Indenture and a Guarantee attached to the Indenture, the Guarantors shall each be a Guarantor under the Indenture and the Securities;

         WHEREAS, Section 10.01(c) of the Indenture provides that the Company and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities in order to comply with Article 5 of the Indenture; and

         WHEREAS, the Registration Rights Agreement, dated as of December 4, 2002, by and among the parties named on the signature pages thereof and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers (the "Registration Rights Agreement"), provides that upon execution and delivery by each of the Guarantors that are not parties to the Registration Rights Agreement to the Trustee of this Supplemental Indenture, such Guarantors shall each become parties thereto;

         WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Grant Prideco, Grant Prideco Escrow Corp. and the Guarantors.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Grant Prideco, Grant Prideco Escrow Corp., the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                    ARTICLE I

                         Assumption by Successor Company

         Section 1.1. Assumption of the Securities. Grant Prideco hereby expressly assumes and agrees promptly to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by Grant Prideco Escrow Corp. under the Indenture and the Securities.

         Grant Prideco hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Securities and that it shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, Grant Prideco Escrow Corp., as the predecessor Company, under the Indenture and the Securities.

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                                      -3-

         Each of the Guarantors hereby agrees to guarantee the obligations of Grant Prideco being assumed pursuant to the terms of this Supplemental Indenture.

         Section 1.2. Discharge of Grant Prideco Escrow Corp. After giving effect to the Merger and the execution of this Supplemental Indenture by Grant Prideco, Grant Prideco Escrow Corp. is hereby expressly discharged from all debts, obligations, covenants and agreements under the Indenture and the Securities.

         Section 1.3. Trustee's Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                   ARTICLE II

                                  Miscellaneous

         Section 2.1. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by Grant Prideco, Grant Prideco Escrow Corp., the Guarantors and the Trustee, (i) the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby and (ii) each of Grant Prideco and the Guarantors acknowledges that for the purposes of the Registration Rights Agreement the definition of "Guarantors" shall include each of the Guarantors that executes this Supplemental Indenture and any future supplemental indenture pursuant to which such entity agrees to guarantee the Notes and all provisions of the Registration Rights Agreement shall remain in full force and effect.

         Section 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

         Section 2.3. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

         Section 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

         Section 2.5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision


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                                      -4-

of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         Section 2.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.7. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

         Section 2.8. Successors. All agreements of Grant Prideco and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         Section 2.9. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         Section 2.10. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         Section 2.11. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 2.12. Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         Section 2.13. The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by Grant Prideco, Grant Prideco Escrow Corp. and the Guarantors.

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                                      -5-

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                             GRANT PRIDECO, INC.


                                             By:
                                                --------------------------------
                                                Name:   Philip A. Choyce
                                                Title:  Vice President, General
                                                        Counsel and Secretary


                                             GRANT PRIDECO ESCROW CORP.


                                             By:
                                                --------------------------------
                                                Name:   Philip A. Choyce
                                                Title:  Vice President and
                                                        Secretary


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                                      -6-

                                             XL SYSTEMS, L.P.
                                                    By Grant Prideco Holding,
                                                    LLC, its general partner
                                             GRANT PRIDECO, L.P.
                                                    By Grant Prideco Holding,
                                                    LLC, its general partner
                                             PLEXUS DEEPWATER TECHNOLOGIES LTD.
                                                    By Grant Prideco Holding,
                                                    LLC, its general partner
                                             XL SYSTEMS INTERNATIONAL, INC.
                                             GP EXPATRIATE SERVICES, INC.
                                             GRANT PRIDECO HOLDING, LLC
                                             GRANT PRIDECO PC COMPOSITES
                                                    HOLDINGS, LLC
                                             STAR OPERATING COMPANY
                                             TA INDUSTRIES, INC.
                                             TUBE ALLOY CAPITAL CORPORATION
                                             TUBE ALLOY CORPORATION
                                             TEXAS ARAI, INC.
                                             INTELLIPIPE, INC.
                                             GRANT PRIDECO MARINE PRODUCTS
                                                    AND SERVICES INTERNATIONAL
                                                    INC.
                                             REED-HYCALOG INTERNATIONAL
                                                    HOLDING, LLC
                                             REED-HYCALOG NORWAY, LLC
                                             REED-HYCALOG COLOMBIA, LLC
                                             REED-HYCALOG RUSSIA, LLC


                                             By:
                                                --------------------------------
                                                Name:   Philip A. Choyce
                                                Title:  Vice President and
                                                        Secretary


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                                      -7-

                                             GRANT PRIDECO USA, LLC
                                             GP USA HOLDING, LLC
                                             GRANT PRIDECO FINANCE, LLC
                                             GRANT PRIDECO EUROPEAN HOLDING, LLC


                                             By:
                                                --------------------------------
                                                Name:  Dave Weigel
                                                Title: Vice President




                                             WELLS FARGO BANK, N.A.,
                                                             as Trustee


                                             By:
                                                --------------------------------
                                                Name:
                                                Title: